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                                                                  EXHIBIT 10.9.3

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment to Employment Agreement ("Amendment"), entered into and effective as of August 1, 2004, by and between AMEDISYS, INC., a Delaware corporation (the "Company"), and LARRY GRAHAM ("GRAHAM").

      WHEREAS, Company and GRAHAM are parties to that certain Employment Agreement dated February 1, 2000, as amended (the "Agreement"), whereby the Company and GRAHAM agreed, among other things, on the terms and condition of GRAHAM's employment and severance with the Company.

      WHEREAS, the Company and GRAHAM desire to amend the Agreement as specifically set forth herein.

      NOW, THEREFORE, the parties mutually agree as follows:

      1. RECITATIONS. The above recitations are incorporated herein by this reference.

      2. FIRST MODIFICATIONS TO THE AGREEMENT. Recital "B" of the Agreement shall be deleted in its entirety and replaced with:

            "B. GRAHAM is employed by the Company as the President and Chief Operations Officer."

      3. SECOND MODIFICATION TO THE AGREEMENT. Section 2 of the Agreement shall be deleted in its entirety and replace with:

            "2. PERFORMANCE OF DUTIES. GRAHAM shall perform such duties as are usually performed by the President and Chief Operations Officer of health care companies of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time to time by the Company's Chief Executive Officer which are reasonable and consistent with the expectations of the Company and the Company's operations, taking into account GRAHAM's expertise and job responsibilities, including but not limited to, adherence to internal compliance and governmental and regulatory rules, regulations and applicable laws. GRAHAM shall report directly to the Chief Executive Officer of the Company or his designee."

      4. THIRD MODIFICATION TO THE AGREEMENT. Section 4.1 of the Agreement shall be deleted in its entirety and replaced with:

            4.1 "Salary. Company shall pay to GRAHAM a base salary at the annual rate of $300,000.00 (the "Base Salary"). Notwithstanding anything herein to the contrary, the Company shall have the sole discretion at any time and from time to time to increase the Base Salary. Base Salary shall be payable in installments consistent with the Company's normal payroll schedule, in effect from time to time, subject to applicable withholding and other taxes.

      5. EFFECT OF THIS AMENDMENT. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way affect the respective obligations of the parties under the Agreement, all of which shall continue in full force and effect.

      6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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      IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be executed, effective as of the date and year first written above.

                                          AMEDISYS, INC.

                                          By: /s/ William F. Borne
                                              ------------------------------
                                              William F. Borne, CEO


                                              /s/ Larry Graham
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                                              LARRY GRAHAM